Exhibit 99.1

Cohu Reports Second Quarter 2013 Operating Results

POWAY, Calif., July 31, 2013 -- Cohu, Inc. (NASDAQ:COHU) today reported fiscal 2013 second quarter net sales of $66.7 million and GAAP net loss of $4.0 million or $0.16 per share. Net sales for the first six months of 2013 were $122.7 million and GAAP net loss was $16.1 million or $0.65 per share.

The Company also reported non-GAAP results, with second quarter 2013 net loss of $1.3 million or $0.05 per share and net loss of $9.3 million or $0.38 per share for the first six months of 2013.

GAAP Results
	Q2 FY 2013	Q1 FY 2013	Q2 FY 2012
Net sales	$ 66.7 million	$ 56.0 million	$ 59.4 million
Net loss	$ (4.0) million	$ (12.1) million	$ (2.1) million
Loss per share	$(0.16)	$(0.49)	$(0.09)

	6 Months 2013	6 Months 2012
Net sales	$ 122.7 million	$ 112.7 million
Net loss	$ (16.1) million	$ (5.3) million
Loss per share	$(0.65)	$(0.22)

Non-GAAP Results
	Q2 FY 2013	Q1 FY 2013	Q2 FY 2012 (1)
Non-GAAP net income (loss)	$ (1.3) million	$ (8.0) million	$ 0.3 million
Non-GAAP income (loss) per share	$(0.05)	$(0.32)	$0.01

	6 Months 2013	6 Months 2012 (1)
Non-GAAP net loss	$ (9.3) million	$ (1.1) million
Non-GAAP loss per share	$(0.38)	$(0.05)

(1)	Non-GAAP results for the three- and six-month periods ended June 30, 2012 were revised in the current period to exclude the impact of other acquisition costs incurred in connection with the acquisition of Ismeca.

Sales of semiconductor equipment accounted for 89% of fiscal 2013 second quarter sales. Microwave communications equipment and video cameras and related equipment contributed 4% and 7%, respectively, for the same period.

Orders were $83.1 million for the second quarter of 2013 and $60.3 million for the first quarter of 2013. Orders for semiconductor equipment were $75.4 million in the second quarter of 2013 compared to $52.5 million in the first quarter of 2013. Total consolidated backlog was $79.8 million at June 29, 2013 compared to $63.4 million at March 30, 2013. Cohu expects third quarter 2013 sales to be between $65 million and $70 million.

James A. Donahue, Chairman, President and Chief Executive Officer stated, “This was a strong quarter for our semiconductor equipment business as orders increased 44% sequentially driven by mobility, automotive, LEDs, MEMs and package inspection. Operationally, we are making solid progress in the transition of pick and place production to Asia and the consolidation of our handler manufacturing operations.”

Donahue concluded, “Equipment utilization on our customers’ test floors stabilized at the 80% level in recent months. We monitor this metric closely, as it is usually an early indicator of improving business conditions. We are benefitting from significant cross selling synergies following the Ismeca acquisition and the strength and breadth of our product line is unmatched.”

Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on October 25, 2013 to shareholders of record on August 30, 2013. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:

Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets, manufacturing transition costs, other acquisition costs and the purchase accounting inventory step-up included in cost of goods sold. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:

Certain matters discussed in this release, including statements concerning Cohu’s transition of production to Asia and consolidation of our handler manufacturing operations, expectations of business conditions, orders, sales, revenues and operating results are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, risks associated with acquisitions, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; our reliance on third-party contract manufacturers; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.

About Cohu:

Cohu is a supplier of test handling, burn-in, thermal subsystems and MEMS test solutions used by the global semiconductor industry, microwave communications and video equipment.

Cohu will be conducting their conference call on Wednesday, July 31, 2013 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.

For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones - Investor Relations (858) 848-8106

COHU, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended (1)		Six Months Ended (1)
	June 29,	June 30,	June 29,	June 30,
	2013 (2)	2012	2013 (2)	2012

Net sales	$66,652	$59,404	$122,668	$112,700
Cost and expenses:
Cost of sales	45,179	41,740	85,611	79,497
Research and development	11,718	8,688	25,178	17,058
Selling, general and administrative	14,200	11,041	29,253	21,917

	71,097	61,469	140,042	118,472

Loss from operations	(4,445)	(2,065)	(17,374)	(5,772)
Interest and other, net	16	89	26	181

Loss before income taxes	(4,429)	(1,976)	(17,348)	(5,591)
Income tax provision (benefit)	(384)	133	(1,200)	(258)

Net loss	$(4,045)	$(2,109)	$(16,148)	$(5,333)

Loss per share:
Basic	$(0.16)	$(0.09)	$(0.65)	$(0.22)

Diluted	$(0.16)	$(0.09)	$(0.65)	$(0.22)

Weighted average shares used in computing loss per share: (3)
Basic	24,817	24,432	24,737	24,392

Diluted	24,817	24,432	24,737	24,392

(1)	The three- and six-month periods ended June 29, 2013 and June 30, 2012 were comprised of 13 weeks and 26 weeks, respectively.

(2)	On December 31, 2012 Cohu completed the acquisition of Ismeca and its results have been included since that date.

(3)	Potentially dilutive securities were excluded from the per share computations for all period presented due to their antidilutive effect.

COHU, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)    (Unaudited)

	June 29,	December 29,
	2013 (1)	2012
Assets:
Current assets:
Cash and investments	$54,229	$110,229
Accounts receivable	60,364	36,986
Inventories	67,666	62,332
Deferred taxes and other	12,810	11,536

Total current assets	195,069	221,083
Property, plant & equipment, net	35,601	35,464
Goodwill	76,853	58,756
Intangible assets, net	39,838	18,977
Other assets	876	593

Total assets	$348,237	$334,873

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$6,949	$2,139
Other current liabilities	51,477	34,241

Total current liabilities	58,426	36,380
Deferred taxes and other noncurrent liabilities	27,355	17,594
Stockholders’ equity	262,456	280,899

Total liabilities & stockholders’ equity	$348,237	$334,873

(1)	Includes Ismeca which was acquired on December 31, 2012 for $54.5 million funded out of Cohu’s existing cash reserves.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	June 29,	March 30,	June 30,
	2013	2013	2012
Loss from operations - GAAP basis (a)	$(4,445)	$(12,929)	$(2,065)

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	132	68	125
Research and development	366	515	337
Selling, general and administrative	857	838	789

	1,355	1,421	1,251
Amortization of intangible assets included in (c):
Cost of goods sold	1,410	1,453	832
Selling, general and administrative	263	271	154

	1,673	1,724	986

Manufacturing transition costs included in selling, general and administrative (d)	-	457	-

Other acquisition costs included in selling, general and administrative (e)	121	264	512

Inventory step-up included in cost of goods sold (f)	90	858	-

Income (loss) from operations - non-GAAP basis (g)	$(1,206)	$(8,205)	$684

Net loss - GAAP basis	$(4,045)	$(12,103)	$(2,109)
Non-GAAP adjustments (as scheduled above)	3,239	4,724	2,749
Tax effect of non-GAAP adjustments (h)	(474)	(599)	(291)

Net loss - non-GAAP basis	$(1,280)	$(7,978)	$349

GAAP net loss per share - diluted	$(0.16)	$(0.49)	$(0.09)

Non-GAAP income (loss) per share - diluted (i)	$(0.05)	$(0.32)	$0.01

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance related to moving certain manufacturing activities to Asia in order to reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(6.7)%, (23.1)% and (3.5)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of acquired intangible assets.

(d)	To eliminate manufacturing transition costs.

(e)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca.

(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.

(g)	(1.8)%, (14.6)% and 1.2% of net sales, respectively.

(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.

(i)	For the three-month period ended June 30, 2012 was computed using 24,694 diluted shares outstanding. The effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income. All other periods presented were computed using number of GAAP diluted shares outstanding for the period.

COHU, INC.

Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)

(in thousands, except per share amounts)

	Six Months Ended
	June 29,	June 30,
	2013	2012
Loss from operations - GAAP basis (a)	$(17,374)	$(5,772)

Non-GAAP adjustments:
Share-based compensation included in (b):
Cost of goods sold	200	230
Research and development	881	660
Selling, general and administrative	1,695	1,405

	2,776	2,295

Amortization of intangible assets included in (c):
Cost of goods sold	2,863	1,679
Selling, general and administrative	534	310

	3,397	1,989

Manufacturing transition costs included in selling, general and administrative (d)	457	-

Other acquisition costs included in selling, general and administrative (e)	385	539

Inventory step-up included in costs of goods sold (f)	948	-

Loss from operations - non-GAAP basis (g)	$(9,411)	$(949)

Net loss - GAAP basis	$(16,148)	$(5,333)
Non-GAAP adjustments (as scheduled above)	7,963	4,823
Tax effect of non-GAAP adjustments (h)	(1,102)	(589)

Net loss - non-GAAP basis	$(9,287)	$(1,099)

GAAP net loss per share - diluted	$(0.65)	$(0.22)

Non-GAAP loss per share - diluted (i)	$(0.38)	$(0.05)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Manufacturing transition costs relate principally to employee severance related to moving certain manufacturing activities to Asia in order to reduce costs. Management has excluded these costs primarily because they are not reflective of the ongoing operating results and they are not used to assess ongoing operational performance. Other acquisition costs and inventory step-up have been excluded by management as they are unrelated to the core operating activities of the Company and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Cohu’s performance against the performance of other companies without this variability. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(14.2)% and (5.1)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of acquired intangible assets.

(d)	To eliminate manufacturing transition costs.

(e)	To eliminate professional fees and other direct incremental expenses incurred related to the acquisition of Ismeca Semiconductor.

(f)	To eliminate the inventory step-up costs incurred related to the acquisition of Ismeca.

(g)	(7.7)% and (0.8)% of net sales, respectively.

(h)	To adjust the provision for income taxes related to the adjustments described above based on applicable tax rates.

(i)	Computed using number of GAAP diluted shares outstanding for each period presented.